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               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 13, 1998, except for Note 11, as to which the date is March 17, 1998 with respect to the financial statements and schedules of Insignia Properties Trust and Predecessor Entities, included in the Proxy Statement of Angeles Mortgage Investment Trust that is made a part of the Registration Statement (Amendment No. 3 to Form S-4 No. 333-53815) and Prospectus of Insignia Properties Trust.

                                                 /s/  ERNST & YOUNG LLP

Greenville, South Carolina
August 4, 1998